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Exhibit 10.11

AGREED FORM

Dated [    •    ] 2005

  (1)
  [THE P.I. TRUSTEES]

  (2)
  [WATSON WYATT LLP]

  (3)
  WATSON WYATT LIMITED

  (4)
  WATSON WYATT & COMPANY HOLDINGS

PI CLAIMS DEED

MAYER
BROWN
ROWE
& MAW

LONDON

THIS DEED is dated [    •    ] and made between:

(1)	[•], [•] (together the "P.I. Trustees");
(2)
WATSON WYATT LLP a limited liability partnership incorporated under the laws of England and Wales with registered number OC301975 and having its registered office and its principal place of business at Watson House, London Road, Reigate, Surrey RH2 9PQ ("WWLLP")
(3)	WATSON WYATT LIMITED a company incorporated under the laws of England and Wales with registered number 5379716 and having its registered office at 100 New Bridge Street, London EC4V 6JA ("WWL"); and
(4)
WATSON WYATT & COMPANY HOLDINGS a company organised and subsisting under the laws of the State of Delaware, USA, whose principal place of business is at 1717th Street, N.W., Suite 800, Washington D.C. 20006, USA ("WWCH").
BACKGROUND:
(A)
On [•] 2005, Watson Wyatt (UK) Acquisitions 2 Limited ("WW2"), The Wyatt Company Holdings Limited ("WCHL"), WWCH and WWLLP entered into a business transfer agreement pursuant to which WWLLP sold its assets and business to WW2 (the "BTA").
(B)
The parties to this Deed have agreed that, in order to preserve the goodwill of the Continuing Business, arrangements be put in place regarding professional indemnity insurance cover in respect of the Business as carried on before Completion.
IT IS AGREED that:
1.	INTERPRETATION
1.1	Definitions
In this Deed, the following words and expressions shall have the following meanings:
"Actuarially Adjusted Budget" means the budget calculated in accordance with Clause 5;
"Annual P.I. Budget" means for the First P.I. Year the sum agreed by the parties, and thereafter adjusted in accordance with Clause 3;
"Initial P.I. Period" means the period of three years commencing on 1 July 2005;
"P.I. Renewal Date" means 1 July each year;

"P.I. Year" means a period of 12 months commencing on the P.I. Renewal Date, and "First P.I. Year" means the period of 12 months commencing on 1 July 2005, "Second P.I. Year" means the period of 12 months commencing on 1 July 2006 and "Third P.I. Year" means the period of 12 months commencing on 1 July 2007;
"Post Completion Policies" means the Initial Post Completion Policy (as defined in Clause 2.2) together with the Additional Post Completion Policies (as defined in Clause 4) ;

"Professional Liability Claims" means claims, whether in contract, tort or otherwise, arising out of or in connection with the accuracy, standard, quality or appropriateness of advice given or services provided, or any failure to provide appropriate advice or services where such failure amounts to an omission for professional liability purposes;
"Revenue" means gross revenue; and
"Self Insured Excess" means the excess applicable to any Post Completion Policies purchased pursuant to this Deed.

1.2	Recitals, etc

References to this Deed include the recitals which form part of this Deed for all purposes. References in this Deed to the parties, the recitals and clauses are references respectively to the parties and their legal personal representatives and successors, the recitals to and clauses of this Deed.
1.3	Meaning of references.
Save where specifically required or indicated otherwise:
(a)
words importing one gender shall be treated as importing any gender, words importing individuals shall be treated as importing corporations and vice versa and words importing the singular shall be treated as importing the plural and vice versa;
(b)
references to a person shall include any individual, firm, body corporate, unincorporated association, government, state or agency of state, association, joint venture or partnership, in each case whether or not having a separate legal personality. References to a company shall be construed so as to include any company, corporation or other body corporate wherever and however incorporated or established; and
(c) terms used in this Deed shall have the meanings attributed to them in the BTA, unless otherwise provided in this Deed.
1.4	Headings
Clause and paragraph headings and the table of contents are inserted for ease of reference only and shall not affect construction.
2.	PROCUREMENT OF P.I. INSURANCE
2.1
WWCH and WWL undertake to [the P.I. Trustees][WWLLP] to procure that WWC shall use efforts, consistent with those employed by WWC prior to Completion, to maintain and pay for such errors and omissions insurance coverage for WWC and the Purchaser's Group (other than WWL and its subsidiaries) as WWC reasonably determines to be commercially available and appropriate.
2.2
During the Initial P.I. Period, WWL will (save to the extent that commercial insurance for claims has already been obtained prior to the Completion Date in respect of the First P.I. Year) use efforts, consistent with those employed by WWLLP prior to Completion in relation to the professional indemnity insurance affairs of WWLLP, WWP or any of the Partners or Former Partners ("Efforts"), to obtain commercial insurance, on terms substantially similar to, and of a quality similar to, that held by WWLLP at the date of this Deed, for Professional Liability Claims made after Completion against WWL or any of its subsidiaries, WWLLP, WWP or any of the Partners or Former Partners (the "Initial Post-Completion Policy").
2.3
WWL shall commence its Efforts to obtain the Initial Post-Completion Policy for the First P.I. Year immediately upon execution of this Deed and, for the Second and Third P.I. Years, no later than the date which is 60 Business Days prior to the relevant P.I. Renewal Date. In each P.I. Year WWL shall only be obliged to use Efforts to purchase as much insurance as can be acquired for a sum equal to the Annual P.I. Budget, after deducting the amount required in the relevant P.I. Year to appropriately fund the Self Insured Excess.
2.4
The Self Insured Excess shall be fully provided for by WWL each year from the Annual P.I. Budget and shall respond to Professional Liability Claims against WWLLP, WWP, the Partners and Former Partners, as well as WWL and its subsidiaries.

3.	P.I. BUDGET
3.1	The Annual P.I. Budget for the First P.I. Year shall be an amount as agreed by the parties.
3.2	The Annual P.I. Budget for the Second P.I. Year shall be such amount as is equal to the Annual P.I. Budget for the First P.I. Year multiplied by X, where:
X=
Y=
the Revenue of WWL and the Relevant Associated Companies in respect of the Continuing Business for the Financial Year ended on 30 June 2006, as shown in the management accounts of WWL and the Relevant Associated Companies (provided that if Completion occurs on or after 1 July 2005, the Revenue of WWL and the Relevant Associated Companies shall be deemed to include the Revenue of WWLLP and the other members of the Seller's Group in respect of the Business for the period from 1 July 2005 to Completion);
Z=
the Revenue of WWLLP and the other members of the Seller's Group in respect of the Business and, if relevant, WWL and the Relevant Associated Companies in respect of the Business and the Continuing Business for the Financial Year ended on 30 June 2005, as shown in the management accounts of WWLLP, WWL and the Relevant Associated Companies.
3.3	The Annual P.I. Budget for the Third P.I. Year shall be such amount as is equal to the Annual P.I. Budget for the Second P.I. Year multiplied by A, where:
A=
B=
the Revenue of WWL and the Relevant Associated Companies in respect of the Continuing Business for the Financial Year ended on 30 June 2007, as shown in the management accounts of WWL and the Relevant Associated Companies;
C=
the Revenue of WWL and the Relevant Associated Companies in respect of the Continuing Business for the Financial Year ended on 30 June 2006, as shown in the management accounts of WWL and the Relevant Associated Companies (provided that if Completion occurs on or after 1 July 2005, the Revenue of WWL and the Relevant Associated Companies shall be deemed to include the Revenue of WWLLP and the other members of the Seller's Group in respect of the Business for the period from 1 July 2005 to Completion).
3.4
WWL shall prepare and deliver a calculation of the Annual P.I. Budget for the Second P.I. Year and the Third P.I. Year, to [WWLLP] as soon as practicable following 30 June in the First P.I. Year and the Second P.I. Year respectively, but in any event within 30 Business Days after such date.
3.5	[WWLLP] will have a period of 15 Business Days (the "P.I. Agreement Period") in which to review and agree or dispute WWL's calculation of the Annual P.I. Budget.
3.6
WWL's determination of the Annual P.I. Budget will be deemed to constitute the final and binding Annual P.I. Budget for the relevant P.I. Year unless [WWLLP] serves a notice on WWL within the P.I. Agreement Period disputing the amount so determined.
3.7
In the event that [WWLLP] serves a notice disputing WWL's calculation of the Annual P.I. Budget within the P.I. Agreement Period then, unless WWL and [WWLLP] have resolved the disputed matter within a further five Business Days after the date of such notice, either WWL or [WWLLP] may refer the matter for determination in accordance with Clause 8.

4.	ARRANGEMENTS AFTER END OF INITIAL P.I. PERIOD
4.1
No later than six months prior to the expiry of the Initial P.I. Period a committee consisting of three representatives of WWLLP (the "P.I. Committee") shall meet with WWL to discuss their respective proposals for dealing with the insurance requirements of WWLLP, WWP, the Former Partners and the Partners in respect of Professional Liability Claims following the expiry of the Initial P.I. Period. In the event that all or any of the initial representatives chosen by WWLLP are unwilling or unable to serve on the P.I. Committee, WWLLP shall be entitled to appoint alternates in their place.
4.2
The P.I. Committee and WWL shall discuss their respective proposals and shall negotiate in good faith with a view to agreeing an appropriate course of action in respect of the insurance requirements referred to in Clause 4.1. If the P.I. Committee and WWL are unable to agree on appropriate steps in respect of such insurance requirements, WWL shall use Efforts to purchase annual commercial insurance, on terms substantially similar to, and of a quality similar to, that held by WWLLP at the date of this Deed, for Professional Liability Claims made after the Initial P.I. Period against WWLLP, WWP, the IFS Subsidiaries, the Former Partners or the Partners (the "Additional Post-Completion Policies").
4.3
WWL shall only be obliged to use Efforts in respect of each of the nine P.I. Years following expiry of the Initial P.I. Period to purchase as much insurance for such year as can be acquired for a sum equal to the Actuarially Adjusted Budget, after deducting such amount as the P.I. Committee direct to appropriately fund the Self Insured Excess (the "Self Insured Deduction"). The Self Insured Deduction shall be paid into the P.I. Trust (as defined below) and held in accordance with Clause 6.
4.4
The P.I. Committee and WWL shall continue to meet no less than once every year to discuss their respective proposals and to negotiate in good faith with a view to agreeing an appropriate course of action in respect of the insurance requirements referred to in Clause 4.1. In the absence of such agreement, WWL's obligation to use Efforts to purchase annual commercial insurance set out in Clause 4.2 shall continue in effect, in respect of the nine P.I. Years following expiry of the Initial P.I. Period, until the 12th anniversary of the first day of the Initial P.I. Period.
5.	ACTUARIALLY ADJUSTED BUDGET
5.1
[The parties] shall produce an actuarially adjusted budget for each of the nine P.I. Years after the Third P.I. Year in accordance with this Clause 5. It shall be calculated by first determining what the Annual P.I. Budget would have been for the relevant P.I. Year calculated using the same methodology as used in Clauses 3.2 and 3.3 (as adjusted by reference to the appropriate Financial Years) (the "Assumed P.I. Budget") and by then apportioning the Assumed P.I. Budget between (1) the Additional Post-Completion Policies and (2) WWL's own P.I. insurance policies. Such apportionment will be determined on an actuarial basis taking into account the Professional Liability Claims history of, on the one hand, the Business as conducted prior to the Completion Date and, on the other hand, the Continuing Business as conducted since the Completion Date. The actuarial basis to be used will be consistent with that used by WWLLP when calculating the P.I. IBNR claims as reported to the Commission (in a document entitled 'Watson Wyatt LLP—IBNR professional liability claims') and by Milliman when calculating WWC's P.I. IBNR claims for accounting purposes (in a document entitled 'RE: Analysis of "Tail" Liability', dated 19 July 2004), except that:
(a) the date of loss will be defined as the average date of the advice giving rise to the loss;
(b) all claims will be included in the calculations and not just those that are 'reasonably estimable';

(c) allowance will be made for the typical limits of liability applicable in each year of coverage.
Such part of the Assumed P.I. Budget as shall be so apportioned to the Additional Post-Completion Policies for the relevant P.I. Year shall be the "Actuarially Adjusted Budget".
5.2
WWL shall prepare and deliver a calculation of the Actuarially Adjusted Budget in respect of each forthcoming P.I. Year to [WWLLP][the P.I. Trustees] no later than 10 Business Days prior to the expiry of the then current P.I. Year, the first Actuarially Adjusted Budget to be delivered no later than 20 Business Days prior to the expiry of the Initial P.I. Period.
5.3	[WWLLP][the P.I. Trustees] will have a period of 20 Business Days (the "AAB Agreement Period") in which to review and agree or dispute WWL's calculation of the Actuarially Adjusted Budget.
5.4
WWL's determination of the Actuarially Adjusted Budget will be deemed to constitute the final and binding Actuarial Adjusted Budget unless [WWLLP][the P.I. Trustees] serve[s] a notice on WWL within the AAB Adjustment Period disputing the amount so determined.
5.5
In the event that [WWLLP][the P.I. Trustees] serve[s] a notice disputing WWL's calculation of the Actuarially Adjusted Budget then, unless WWL and [WWLLP][the P.I. Trustees] have resolved the disputed matter within a further 15 Business Days after the date of such notice, either WWL or [WWLLP][the P.I. Trustees] may refer the matter for determination in accordance with Clause 8, save that, for the purposes of this Clause 5, Clause 8 shall be deemed to be amended by replacing references to "independent firm of accountants" with "independent firm of actuaries" and references to "the President for the time being of the Institute of Chartered Accountants in England and Wales" with "the President for the time being of the Institute of Actuaries".
6.	P.I. TRUST
6.1
A trust (the "P.I. Trust") [will be][has been] established, which shall be funded in accordance with this Clause 6. The P.I. Trust [will be][was] established for certain purposes set forth in the deed constituting the P.I. Trust that relate to any Professional Liability Claims covered by that deed (each, a "WWLLP P.I. Claim"). The P.I. Trustees will use efforts to obtain commercial insurance to support these purposes.
6.2	The P.I. Trustees [will] include representatives of the Partners, the Former Partners and WWL.
6.3	WWL shall procure that:
(a)
any amount of the Initial P.I. Budget and/or the Actuarially Adjusted Budget that WWL has not been able to apply in buying Post—Completion Policies (having used its Efforts to do so in accordance with this Deed) are paid to the P.I. Trustees to be held in the P.I. Trust no later than the date six months after the P.I. Renewal Date of the P.I. Year in question; and
(b)
any element of the Self Insured Excess that has been released from reserves which were made in respect of any claim against WWP, WWLLP, the IFS Subsidiaries or any or the Partners or Former Partners are paid to the P.I. Trustees to be held in the P.I. Trust no later than 30 days after the end of the relevant P.I. Year in which they were released,
6.4	Subject to Clause 6.5 below, on the later to occur of:
(a) the 12th anniversary of the first day of the Initial P.I. Period; and

	(b)	the date of settlement or final determination of all WWLLP P.I. Claims brought within the period of twelve years commencing on the first day of the Initial P.I. Period:
	(c)	the P.I. Trust shall be wound up, and all sums held in trust shall be applied in the order set out below:
(i) firstly in discharging any liability to any third party in relation to a WWLLP P.I. Claim, which has been previously settled or finally determined and which remains unpaid;
(ii)
secondly, the balance (if any) shall be shared between those Partners and Former Partners who have previously discharged a liability to any third party in relation to a WWLLP P.I. Claim. Such payment shall be made pro-rata according to the amount discharged by the relevant Partner or Former Partner;
(iii) lastly, the balance (if any) shall be paid to WWL.
6.5
Notwithstanding the provisions of Clause 6.4, within [one calendar month] of the 14th anniversary of the first day of the Initial P.I. Period, the P.I. Trustees shall meet with a representative of WWL to consider an appropriate course of action to take in relation to any sums still held in the P.I. Trust. The P.I. Trustees may determine that some or all of the sums remaining in the P.I. Trust may be distributed, in which case the amount determined to be distributed shall be applied in the order set out in Clause 6.4. In reaching their determination, the P.I. Trustees shall consider the following issues:
	(a)	the amount still held in the P.I. Trust;
	(b)	the nature and likely quantum of all unsettled and undetermined WWLLP P.I. Claims; and
(c)
suitable arrangements for the provision of security by WWL for any sums which the P.I. Trustees may determine should be paid out to WWL but which may need to be repaid in the event of adverse developments of WWLLP P.I. Claims.
7.	CLAIMS HANDLING
7.1
Unless notified by WWLLP in writing WWL shall, acting pursuant to WWLLP's directions in accordance with Clause 7.6, have responsibility for the management of all proceedings relating to a WWLLP P.I. Claim.
7.2
WWL shall (or shall procure that an appropriate member of the Purchaser's Group shall) employ and maintain a suitable level of qualified resources to manage WWLLP P.I. Claims, including for the avoidance of doubt claims existing at the Completion Date.
7.3
For the purposes of Clause 7.2 a "suitable level of qualified resource" shall mean a level of qualified resource which is equivalent in all material respects to the resource employed by WWLLP in the handling of such claims at the date of the BTA.
7.4
WWL undertakes that it shall procure that WWLLP P.I. Claims are handled in a manner consistent with the way in which Professional Liability Claims against the Purchaser's Group relating to the period after Completion ("Newco Claims") are handled, which shall include:
	(a)	devoting the same level of resource and attention to WWLLP P.I. Claims as are devoted to Newco Claims;
	(b)	allocating the same level of priority to WWLLP P.I. Claims as are devoted to Newco Claims;
	(c)	taking the same approach to settlement of WWLLP P.I. Claims (including approach, timing and method) as are devoted to Newco Claims; and

(d)
handling claims without regard to division of responsibility between WWLLP, WWP, the Partners or Former Partners (on the one hand) and any member of the Purchaser's Group (on the other) for pre and post Completion acts, omissions or events.
7.5
WWL shall provide reports on WWLLP P.I. Claims at no more than quarterly intervals, to [WWLLP][the P.I. Trustees]. Such reports shall include a summary of all matters of significance and material developments.
7.6	In connection with all WWLLP P.I. Claims WWL shall at the written request of [WWLLP][the P.I. Trustees]:
(a)
take such action as [WWLLP][the P.I. Trustees] may reasonably require to avoid, contest, dispute, resist, appeal, compromise or defend the WWLLP P.I. Claim (including making counter claims and exercising all rights of set off against third parties) and will refrain (and will procure that all other members of the Purchaser's Group will refrain) from making or attempting to make any admission of liability, agreement, settlement or compromise in relation to a third party action without the consent of [WWLLP][the P.I. Trustees] (that consent not to be unreasonably withheld or delayed); and
(b)
provide to [WWLLP][the P.I. Trustees]'s professional advisers reasonable access to information and to employees of WWL or any other member of the Purchaser's Group for the purpose of avoiding, contesting, disputing, resisting, appealing, compromising, defending or investigating the claim (subject always to keeping the same confidential).
7.7		WWL's obligations under this Clause 7 are subject to any obligations that WWL or the relevant member of the Purchaser's Group may have under any applicable policy of insurance.
8.	EXPERT DETERMINATION

If any difference of opinion arises between the parties in relation to any provision of this Deed in respect of which a party is expressed to have the right to refer such matter for determination pursuant to this Clause 8, subject to any time period referred to in the relevant provision during which the parties must seek to resolve the dispute before referring it to an independent firm having expired, any party may refer the matter to an independent firm of accountants for resolution as follows:
(a)
the independent firm shall be jointly agreed by the parties or, if no agreement is reached within 10 Business Days after any party notifies the others that it wishes to appoint a firm under this clause, shall be appointed at the request of any party by the President for the time being of the Institute of Chartered Accountants in England and Wales;
	(b)	the independent firm shall be requested to resolve the matter in dispute applying the terms of this Deed;
(c)
subject to any rule of law or of any regulatory body or any provision of any contract or arrangement entered into prior to the date of this Deed to the contrary, each of the parties will, upon request, provide to the other parties and to the independent firm access to such premises, books, accounts, records, returns and other documents as are in its possession or control as may be required by the independent firm to make its determination;
	(d)	the determination of the independent firm shall be final and binding on the parties in the absence of manifest error; and
	(e)	the costs of the independent firm shall be apportioned as the independent firm determines and, in the absence of such determination, shall be shared by WWLLP and WWL equally.

9.	CONFIDENTIALITY

Save to the extent required by law or by any securities exchange or any supervisory or regulatory body to whose rules any party to this Deed is subject, the parties agree to, and will procure that each of their respective subsidiaries, holding companies or parent undertakings and any subsidiary of any such holding company or parent undertaking for the time being will keep this Deed confidential and no disclosure of nor reference to this Deed or its terms shall be made without the prior written consent of each of the parties, which consent may not be unreasonably withheld.
10.	NOTICES
10.1
Save as otherwise provided in this Deed, any notice, demand or other communication ("Notice") to be given by any party under, or in connection with, this Deed shall be in writing and signed by or on behalf of the party giving it. Any Notice shall be served by sending it by fax to the number set out in Clause 10.2, or delivering it by hand to the address set out in Clause 10.2 and in each case marked for the attention of the relevant party set out in Clause 10.2 (or as otherwise notified from time to time in accordance with the provisions of this Clause 10). Any Notice so served by fax or hand shall be deemed to have been duly given or made as follows:
(a) if sent by fax, at the time of transmission; or
(b) in the case of delivery by hand, when delivered;

provided that in each case where delivery by fax or by hand occurs after 5pm on a Business Day or on a day which is not a Business Day, service shall be deemed to occur at 9am on the next following Business Day.
References to time in this clause are to local time in the country of the addressee.
10.2	The addresses and fax numbers of the parties for the purpose of Clause 10.1 are as follows:
(a) The P.I. Trustees Address: Watson House, London Road, Reigate, Surrey RH2 9PQ
Fax: 01737 241 496
For the attention of: [ ]
(b) WWLLP Address: Watson House, London Road, Reigate, Surrey RH2 9PQ
Fax: 01737 241 496
For the attention of: Senior Partner
With a copy by fax to the Seller's Solicitor, fax number 020 7782 8760, marked for the attention of The Head of Corporate
(c) WWL Address: 100 New Bridge Street, London, EC4V 6JA
Fax: 020 7919 1999
For the attention of: Company Secretary
With a copy by fax to: WWCH General Counsel, fax number +1 202 715 7039
(d) WWCH
Address: 1717 H Street, N.W., Suite 800, Washington D.C. 20006, USA
Fax: +1 202 715 7039
For the attention of: General Counsel

10.3
A party may notify all other parties to this Deed of a change to its name, relevant addressee, address or fax number for the purposes of this Clause 10, provided that such notice shall only be effective on:
(a) the date specified in the notification as the date on which the change is to take place; or
(b) if no date is specified or the date specified is less than five Business Days after the date on which notice is given, the date following five Business Days after notice of any change has been given.
10.4
In proving service it shall be sufficient to prove that the envelope containing such notice was properly addressed and delivered to the address shown thereon or that the facsimile transmission was made and a facsimile confirmation report was received, as the case may be.
11.	THIRD PARTY RIGHTS
The parties do not intend that any term of this Deed shall be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person who is not a party to this Deed.
12.	VARIATION, WAIVER AND CONSENT
12.1
No variation or waiver of any provision of this Deed shall be effective unless it is in writing and signed by or on behalf of each of the parties (or, in the case of a waiver, by or on behalf of the party waiving compliance).
12.2
Unless expressly agreed, no variation or waiver of any provision or condition of this Deed shall constitute a general variation or waiver of any provision or condition of this Deed, nor shall it affect any rights, obligations or liabilities under or pursuant to this Deed which have already accrued up to the date of variation or waiver, and the rights and obligations of the parties under or pursuant to this Deed shall remain in full force and effect, except and only to the extent that they are so varied or waived.
12.3	Any consent granted under this Deed shall be effective only if given in writing and signed by the consenting party and then only in the instance and for the purpose for which it was given.
13.	SEVERABILITY

If any provision of this Deed is held by a court of competent jurisdiction to be illegal, invalid or unenforceable in any respect under the law of any jurisdiction, then such provision shall (so far as it is invalid or unenforceable) be given no effect and shall be deemed not to be included in this Deed but without invalidating any of the remaining provisions of this Deed. Any provision of this Deed held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. The parties shall then use all reasonable endeavours to replace the invalid or unenforceable provision(s) by a valid and enforceable substitute provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.
14.	COUNTERPARTS

This Deed may be executed in any number of counterparts and by the parties to it on separate counterparts and each such counterpart shall constitute an original of this Deed but all of which together constitute one and the same instrument. This Deed shall not be effective until each party has executed at least one counterpart.
15.	GOVERNING LAW AND SUBMISSION TO JURISDICTION
15.1	The construction, validity and performance of this Deed shall be governed by the laws of England and Wales.
15.2
The parties to this Deed irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction over any claim or matter arising under or in connection with this Deed and that accordingly any proceedings in respect of any such claim or matter may be brought in such court.

The parties have shown their agreement to the terms of this Deed by executing it as a deed below.

SIGNED as a deed by [•] in his capacity	)
as a P.I. Trustee in the presence of:	)
Witness's signature:
Witness's name (in capitals):
Witness's address:
SIGNED as a deed by [•] in his capacity	)
as a P.I. Trustee in the presence of:	)
Witness's signature:
Witness's name (in capitals):
Witness's address:
SIGNED by [•], Director, and [•]	)
[Director/Secretary], duly authorised for	)
and on behalf of WATSON WYATT LLP	)
SIGNED by [•], Director, and [•]	)
[Director/Secretary], duly authorised for	)
and on behalf of WATSON WYATT	)
LIMITED	)
SIGNED by [•], Director, and [•]	)
[Director/Secretary], duly authorised for	)
and on behalf of WATSON WYATT &	)
COMPANY HOLDINGS	)

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